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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data", and "Experts" and to the use of our report dated February 15, 1996 (except notes 10 and 16, as to which the date is May 1, 1996) in Amendment
No. 1 to the Registration Statement (Form S-1 No. 333-2582) and related Prospectus of Sunrise Assisted Living, Inc. for the registration of 5,750,000 shares of its common stock.




                                      /s/  Ernst & Young LLP

                                        ERNST & YOUNG LLP

Washington, D.C.
May 7, 1996